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                                                                    Exhibit j(2)


                              CONSENT OF COUNSEL

                              AIM ADVISOR FUNDS
                              -----------------


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Advisor Flex Fund, AIM Advisor International Value Fund, and AIM Advisor Real Estate Fund, which is included in Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-87377), and Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3886), on Form N-1A of AIM Advisor Funds.




                                  /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                  ------------------------------------------
                                  Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
September 7, 2000